SPECIFIC TERMS IN THIS AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT TETRA TECHNOLOGIES, INC. TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

PROJECT [***]
MEMORANDUM OF UNDERSTANDING
Amendment No. 3

This Amendment No. 3 (this “MOU Amendment No. 3”) to the MEMORANDUM OF UNDERSTANDING, dated June 19, 2023, by and between TETRA Technologies Inc. (“TETRA”) and Saltwerx LLC (“Saltwerx”), is made effective as of March 20, 2024 the (“MOU”).
Recitals
WHEREAS, TETRA and Saltwerx wish to amend the MOU on the terms and conditions described herein;
NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, TETRA and Saltwerx hereby agree as follows:
1.Section 1.5 of the MOU is hereby deleted and replaced in its entirety with the following:
“1.5. TETRA’s out-of-pocket costs incurred to-date and to be incurred until Final Investment Decision (“FID”) and out-of-pocket front-end engineering and design (FEED) costs to assess the Amended Brine Unit acreage (including out-of-pocket costs associated with test wells, geological modeling, reservoir analysis, related consulting costs) (collectively, the “pre-FID costs”) will be borne by the working interest owners in accordance with the respective ownership percentages in the Amended Brine Unit; except that based on TETRA’s current estimate of pre-FID costs of approximately $[***] million on a 100% basis Saltwerx will pay to TETRA [***]% of these pre-FID costs up to $[***] million upon TETRA providing evidence of the pre-FID costs. Upon such payment, TETRA will provide Saltwerx and Saltwerx will provide TETRA with all data, information, and/or analyses to assess the acreage within the Amended Brine Unit (“pre-FID data”), including those listed on Exhibit C hereto. Except as set forth in Sections 1.5, 1.6, and 1.7 as applicable, Saltwerx will not be liable or responsible to reimburse TETRA for any other cost or expense incurred by TETRA prior to FID. Saltwerx will have no restrictions with regards to the confidentiality or use of the pre-FID data or data, information, and/or analyses generated by TETRA in its role as Operator of the Amended Brine Unit.”

2.All Other Terms and Conditions. Except as expressly set forth herein, all of the terms and conditions of the MOU shall remain in full force and effect. All capitalized terms not defined herein shall have the meanings assigned thereto in the MOU. This MOU Amendment No. 3 may be executed in any number of counterparts, each of which counterparts, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, TETRA and Saltwerx have caused this MOU Amendment No. 3 to be executed as of the date first written above.

TETRA TECHNOLOGIES INC.

By: /s/ Elijio V. Serrano
Name: Elijio V. Serrano
Title: Chief Financial Officer

SALTWERX LLC

By: /s/ [***]
Name: [***]
Title: [***]